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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-46188, 333-71691, and 333-108038 of NBTY, Inc. on Form S-8 of our report dated December 14, 2004, relating to the consolidated financial statements of NBTY, Inc., as of and for the year ended September 30, 2004 appearing in this Annual Report on Form 10-K of NBTY, Inc. for the year ended September 30, 2004.

DELOITTE & TOUCHE LLP
Jericho, New York

December 14, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM